EXHIBIT 15

KPMG PEAT MARWICK LLP
CERTIFIED PUBLIC ACCOUNTANTS
One Biscayne Tower                              Telephone           305-358-2300
2 South Biscayne Boulevard                      Telecopier          305-577-0544
Suite 2900
Miami, Florida  33131

The Board of Directors and Shareholders
Ryder System, Inc.:

We acknowledge our awareness of the incorporation by reference in the following Registration Statements of our report dated July 21, 1998 related to our review of interim financial information:

Form S-3:

/bullet/ Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

/bullet/ Registration Statement No. 33-50232 covering $800,000,000 aggregate principal amount of debt securities.

/bullet/ Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

Form S-8:

/bullet/ Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

/bullet/ Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

/bullet/ Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

/bullet/ Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

/bullet/ Registration Statement No. 33-37677 covering the Ryder System UK Stock Purchase Scheme.

/bullet/ Registration Statement No. 33-442507 covering the Ryder Student Transportation Services, Inc. Retirement/Savings Plan.

/bullet/ Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors' Stock Plan.

/bullet/ Registration Statement No. 33-58001 covering the Ryder System, Inc. Employee Savings Plan A.

/bullet/ Registration Statement No. 33-58003 covering the Ryder System, Inc. Employee Savings Plan B.

/bullet/ Registration Statement No. 33-61509 covering the Ryder System, Inc. Stock for Merit Increase Replacement Plan.

/bullet/ Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

/bullet/ Registration Statement No. 333-19515 covering the Ryder System,Inc. 1997 Deferred Compensation Plan.

/bullet/ Registration Statement No. 333-26653 covering the Ryder System,Inc. Board of Directors Stock Award Plan.

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/bullet/     Registration Statement No. 333-57599 covering the Ryder Student
             Transportation Services, Inc. Retirement/Savings Plan.

/bullet/ Registration Statement No. 333-57593 covering the Ryder System, Inc. Stock Purchase Plan for Employees.

/bullet/ Registration Statement No. 333-57595 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/S/ KPMG PEAT MARWICK LLP

Miami, Florida
August 12, 1998